 As filed with the Securities and Exchange Commission on January 30, 1995
                                                      Registration No.
                                                                      ----------

- --------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   --------
                                   FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   --------
                              OFFICE DEPOT, INC.
            (Exact name of registrant as specified in its charter)


                        DELAWARE                                59-2663954
               (State or other jurisdiction                  (I.R.S. Employer
            of incorporation or organization)             Identification Number)

            2200 OLD GERMANTOWN ROAD, DELRAY BEACH, FLORIDA 33445
                   (Address of principal executive offices)

      OFFICE DEPOT, INC. STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
                           (Full title of the plan)

                            MR. BARRY J. GOLDSTEIN
                              OFFICE DEPOT, INC.
                           2200 OLD GERMANTOWN ROAD
                         DELRAY BEACH, FLORIDA 33445
                                (407) 278-4800
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  COPIES TO:
                            Toni B. Merrick, Esq.
                               Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, Illinois 60601
                                (312) 861-2000

                        CALCULATION OF REGISTRATION FEE

                                                     Proposed Maximum             Proposed Maximum
    Title of Securities        Amount to be         Offering Price Per           Aggregate Offering               Amount of
     to be Registered          Registered(1)             Share(2)                     Price(2)                 Registration Fee
  Common Stock, $.01 par
  value per share                6,000,000                $25.25                  $151,500,000.00                 $52,241.00

 (1) 14,950,008 shares of the registrant's Common Stock issued or to be issued pursuant to the plan, formerly known as the Office Depot, Inc. Amended 1989 Employees Stock Option Plan, were previously registered on Form S-8 based on a total number of 3,322,224 shares registered as of May 22, 1992; adjustment for a two-for-one stock split on May 22, 1992; adjustment for a three-for-two stock split on June 4, 1993; and adjustment for a three-for-two stock split on June 17, 1994.

 (2) This calculation is made solely for the purpose of determining the amount of the registration fee and is made pursuant to Rule 457(h) based upon the average of the high and low sales prices of the registrant's Common Stock as reported on the New York Stock Exchange on January 24, 1995.

                           INCORPORATION BY REFERENCE


       This Registration Statement relates to 6,000,000 shares of Common Stock, $.01 par value (the "Common Stock"), of Office Depot, Inc. (the "Company") to be offered pursuant to the Office Depot, Inc. Stock Option and Stock Appreciation Rights Plan, formerly the Office Depot, Inc. Amended 1989 Employees Stock Option Plan (the "Plan"). The following registration statements on Form S-8 have previously been filed with the Securities Exchange Commission for shares of the Company's Common Stock issued or to be issued pursuant to the Plan and their contents are incorporated herein by reference:

            Registration No. 33-26972 covering 1,222,224 shares
            Registration No. 33-40057 covering 1,600,000 shares
            Registration No. 33-47201 covering 500,000 shares

       All documents subsequently filed by the Company pursuant to Section 13(a), 13(3), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and shall be a part hereof from the date of filing of such documents.

       In addition to the documents incorporated generally by reference to the foregoing, the documents below are specifically incorporated by reference in this Registration Statement:

            (a)   Registration Statement on Form S-1 (Registration No.
                  33-53579).

            (b)   Report on Form 8-K filed on January 19, 1995.






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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the filing requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida on January 25, 1995.

                                        OFFICE DEPOT, INC.

                                        By: /s/ David I. Fuente
                                           ------------------------------------
                                           David I. Fuente
                                           Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 25, 1995.

                 Signature                                                  Capacity
                 ---------                                                  --------
  /s/ David I. Fuente                                            Chairman of the Board and Chief Executive
  --------------------------------                               Office (Principal Executive Officer)
 David I. Fuente

  /s/ Barry J. Goldstein                                         Chief Financial Officer and Executive Vice
 ---------------------------------                               President-Finance (Principal Financial
 Barry J. Goldstein                                              Officer)

  /s/ Mark D. Begelman                                           Director
 ---------------------------------
 Mark D. Begelman

  /s/ Denis Defforey                                             Director
 ---------------------------------
 Denis Defforey

  /s/ W. Scott Hedrick                                           Director
 ---------------------------------
 W. Scott Hedrick

  /s/ John B. Mumford                                            Director
 ---------------------------------
 John B. Mumford

  /s/ Michael J. Myers                                           Director
 ---------------------------------
 Michael J. Myers

  /s/ Peter J. Solomon                                           Director
 ---------------------------------
 Peter J. Solomon





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


  /s/ Alan L. Wurtzel                           Director
 ----------------------------
 Alan L. Wurtzel

                                                Director
  /s/ Cynthia C. Turk
 ----------------------------
 Cynthia C. Turk





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



                               INDEX TO EXHIBITS

                                                                          SEQUENTIALLY
EXHIBIT                                                                     NUMBERED
  NO.                  DESCRIPTION OF EXHIBIT                                PAGE*
- -------                ----------------------                                -----
4.1             Office Depot, Inc. Stock Option and Stock
                Appreciation Rights Plan, Amended and
                Restated Effective as of May 18, 1994

5.1             Opinion of Kirkland & Ellis

23.1            Consent of Deloitte & Touche LLP

23.2 Consent of Kirkland & Ellis (contained in their opinion filed as Item 5.1)





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